Exhibit 4-rr


                              CERTIFICATE OF TRUST
                                       OF
                         MORGAN STANLEY CAPITAL TRUST IX


     THIS CERTIFICATE OF TRUST of Morgan Stanley Capital Trust IX (the "Issuer Trust"), dated as of June 17, 2004, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under Chapter 38 of Title 12 of the Delaware Code (12 Del. C. ss. 3801, et seq.)(the "Act").

     (i) Name. The name of the statutory trust being formed hereby is Morgan Stanley Capital Trust IX.

     (ii) Delaware Trustee. The name and business address of the trustee of the Issuer Trust with its principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     (iii) Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Issuer Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first written above.

                                  THE BANK OF NEW YORK (DELAWARE),
                                  not in its individual capacity,
                                  but solely as Delaware Trustee


                                  By:  /s/ Kristine K. Gullo
                                       ---------------------------------------
                                  Name:    Kristine K. Gullo
                                  Title:   Assistant Vice President


                                  THE BANK OF NEW YORK,
                                  not in its individual capacity,
                                  but solely as Property Trustee


                                  By:  /s/ Kisha A. Holder
                                       ---------------------------------------
                                  Name:    Kisha A. Holder
                                  Title:   Assistant Vice President